AMENDMENT NUMBER THREE TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


     This Amendment Number Three to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of March 12, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

     FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended by Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of February 13, 1995, and as amended by Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of March 30, 1995 (collectively, the "Agreement").

     FACT TWO: Borrower and Foothill desire to amend and supplement the Loan Documents as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Foothill hereby amend and supplement the Loan Documents as follows:

     1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     2. AMENDMENTS AND SUPPLEMENTS.

     2.1. Renewal and Extension of Term of Agreement. The term of the Agreement expires on November 30, 1996. Borrower and Foothill desire to renew the term of the Agreement and extend the expiration date of the term of the Agreement to November 30, 1998. The Agreement is amended as follows to reflect such renewal and extension:

     A. The definition of "Renewal Date" in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

     "'Renewal Date' means November 30, 1996."

     B. Section 3.4 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on November 30, 1998. The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

     2.2. Extend Warrants. Borrower and Foothill acknowledge and agree that as a result of the renewal and extension of the term of the Agreement pursuant to
Section 2.1 above, the Extend Warrants have become exercisable.

     2.3. Registration Rights. Borrower acknowledges and agrees that pursuant to
Section 10 of the Funding Warrants, the Extend Warrants and the Renewal Warrants (as hereinafter defined), Borrower can be required by Foothill to file a registration statement with respect to the shares of Borrower's stock issuable upon exercise of such Warrants before any of such Warrants are actually exercised and that Borrower's failure to do so within ninety (90) days after receipt of written notice shall constitute an Event of Default.

     2.4. Interest Rate. Section 2.5(a) of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "(a) Interest Rate. All Obligations, except for undrawn L/Cs and L/C Guarantees, and the Deferred Fee Notes, shall bear interest, on the average Daily Balance, at a per annum rate of twelve percent (12%). The Deferred Fee Notes shall not bear interest prior to an Event of Default."

     2.5. Change in Amount and Payment Terms of Facility Fee. Section 2.8(c) of the Agreement requires Borrower to pay Foothill a Facility Fee in the amount of Three Hundred Ten Thousand Dollars ($310,000) on November 30 of each year during the term of the Agreement. Borrower did not make the Facility Fee payment in the amount of Three Hundred Ten Thousand Dollars ($310,000) which was originally due on November 30, 1995. Borrower and Foothill agree that said amount shall be added to the outstanding principal balance of the Deferred Funding Fee Note. In consideration of the renewal and extension of the term of the Agreement, effective with the Facility Fee payment which is due on November 30, 1996, the amount of the Facility Fee shall be increased from Three Hundred Ten Thousand Dollars ($310,000) to Six Hundred Thousand Dollars ($600,000). However, instead of being payable in a lump sum on November 30 of each year, the Facility Fee shall be payable in monthly installments of Fifty Thousand Dollars ($50,000) each commencing on November 30, 1996 and continuing on the last day of each month thereafter during the term of the Agreement. The Facility Fee monthly installment payments of Fifty Thousand Dollars ($50,000) shall be deemed to be fully-earned and non-refundable effective as of the last day of each month during the term of the Agreement commencing November 30, 1996. Section 2.8(c) of the Agreement shall be deemed to be amended to reflect the changes in the amount and payment terms of the Facility Fee as provided in this Section 2.5 of this Amendment.

     2.6.  Other  Fees.  Section  2.8 of the  Agreement  is amended by  deleting
Section 2.8(a), Section 2.8(b) and Section 2.8(g) in their entirety.

     2.7. Loan Amortization. Section 2 of the Agreement is hereby amended by adding the following new Section 2.9 at the end thereof:

          "2.9 Loan Amortization. In addition to all other payments required to be made by Borrower, Borrower shall make payments to Foothill in the following amounts on the last day of each calendar quarter commencing on June 30, 1997: (a) Two Hundred Fifty Thousand Dollars ($250,000) each on June 30, 1997, September 30, 1997, and on December 31, 1997, and (b) Three Hundred Twenty Five Thousand Dollars ($325,000) each on March 31, 1998 and on the last day of each calendar quarter thereafter during the term of the Agreement. In addition to the foregoing payments, in the event that Borrower's "Adjusted Cash Flow Amount" for any of the above-referenced calendar quarters exceeds the amount of the above-referenced payment to be made on the last day of such calendar quarter, Borrower shall pay to Foothill fifty percent (50%) of such excess amount by not later than 45 days after each such calendar quarter except that such excess amount shall be paid by not later than 90 days after each calendar quarter ending on December 31. For purposes hereof, the "Adjusted Cash Flow Amount" for each calendar quarter shall be calculated in accordance with the following formula: operating income plus depreciation plus amortization plus any other one time accounting adjustments that are non-cash items minus all interest minus all fees paid to Foothill and minus Six Hundred Twenty Five Thousand Dollars ($625,000). Borrower shall deliver to Foothill by not later than 45 days after each calendar quarter (commencing with the calendar quarter ending on June 30, 1997), a certificate signed by Borrower's chief financial officer setting forth the calculation of Borrower's Adjusted Cash Flow Amount for such calendar quarter except that such certificate may be delivered to Foothill by not later than 90 days after each calendar quarter ending on December 31."

     2.8. Augat, Inc. Sale. Borrower has entered into a Letter of Intent and is negotiating a purchase and sale agreement with Augat, Inc. regarding the sale (the "Sale Transaction") of Borrower's assets identified on Exhibit A attached hereto (the "Subject Assets"). The Sale Transaction will occur on or before April 15, 1996 (the date of the occurrence of the Sale Transaction being referred to herein as the "Sale Date"). The purchase price payable to Borrower in the Sale Transaction is Seven Million Eight Hundred Ninety Three Thousand Dollars ($7,893,000), payable as follows: (a) Six Million Seven Hundred Ninety Three Thousand Dollars ($6,793,000) in cash on the Sale Date (the "Sale Date Payment"), and (b) One Million One Hundred Thousand Dollars ($1,100,000) in cash to be deposited into two escrow accounts on the Sale Date (the "Escrow"). Borrower shall make arrangements in form and substance satisfactory to Foothill for the Sale Date Payment, the first One Hundred Thousand Dollars ($100,000) to be disbursed to Borrower from Escrow and fifty percent (50%) of any additional amounts to be disbursed to Borrower from Escrow to be paid directly to Foothill. Amounts paid to Borrower in respect of employee severance obligations shall not be considered to be part of the proceeds from the Sale Transaction. The Sale Date Payment will be applied as follows: (x) first, to pay Two Hundred Eighty Nine Thousand Six Hundred Nineteen Dollars and Ninety One Cents ($289,619.91) in unpaid interest and fees owed by Borrower to Foothill together with interest thereon at the rate of twelve percent (12%) per annum from January 1, 1996 to the date of receipt of the Sale Date Payment, (y) second, to pay in full the Three Million Dollar ($3,000,000) outstanding principal balance of the NWE Line, and (z) third, to partially pay the outstanding principal balance of the Term

Loan. Foothill agrees to release its security interest in the Subject Assets effective as of Foothill's receipt of the Sale Date Payment.

     2.9. Advance Under Revolving Line of Credit. Upon receipt of the Sale Date Payment and application thereof in accordance with Section 2.8 above, Foothill will make available for advance to Borrower under the Revolving Line an amount equal to Two Million One Hundred Forty Three Thousand Dollars ($2,143,000) minus the amount of interest and fees (and accrued interest thereon) paid pursuant to
Section 2.8(x) above.

     2.10. Restructure of Revolving Line of Credit; Letters of Credit and Letter of Credit Guaranty; and Term Loan. Effective upon receipt of the Sale Date Payment and application thereof in accordance with Section 2.8 above, Borrower and Foothill desire to restructure the Revolving Line of Credit, the Letters of Credit and Letter of Credit Guaranty facility (the "L/C Facility"), and the Term Loan by: (a) reducing the Revolving Line Maximum Amount from Ten Million Dollars ($10,000,000) to Two Million Dollars ($2,000,000), (b) reducing the maximum amount available to Borrower under the Letters of Credit and Letter of Credit Guaranty facility from Eight Million Dollars ($8,000,000) to Seven Million Dollars ($7,000,000), and (c) increasing the outstanding principal balance of the Term Loan by an amount equal to the amount by which the outstanding Obligations under the Revolving Line of Credit exceed Two Million Dollars ($2,000,000) after giving effect to the advance provided for in Section 2.9 above. The Agreement is amended as follows to reflect such restructuring:

     A. The  definition  of  "Combined  Maximum  Amount" in  Section  1.1 of the
Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

          "'Combined Maximum Amount' means Nine Million Dollars ($9,000,000)"

     B.  Section  2.1(a) of the  Agreement  is hereby  amended by deleting  such
Section in its entirety and replacing it with the following language:

          "2.1 Revolving Line of Credit. (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make revolving advances (each a "Revolving Advance") to Borrower under a revolving line of credit (the "Revolving Line") in an aggregate amount outstanding at any one time not to exceed the lesser of: (i) Two Million Dollars ($2,000,000) (the "Revolving Line Maximum Amount"), and (ii) the Borrowing Base less the amount of L/Cs and L/C Guarantees outstanding pursuant to Section 2.2(b). For purposes of this Agreement, "Borrowing Base" shall mean the sum of: (y) eighty percent (80%) of the amount of Eligible Accounts; plus (z) sixty percent (60%) of the amount of Eligible Inventory."

     C. Section 2.2 of the Agreement is amended by deleting Section 2.2(a) in its entirety.

     D. Section 2.2(b) of the Agreement is amended by deleting the reference to "Eight Million Dollars ($8,000,000)" and replacing it with "Seven Million Dollars ($7,000,000)"

     2.11. Lock Box. Section 2.6 of the Agreement is hereby amended by adding the following new sentence at the end thereof:

     "So long as no Event of Default has occurred, funds that are deposited in the Lock Box will only be applied by Foothill to provisionally reduce Obligations that are at the time due and payable and any excess funds will be refunded to Borrower. For example, so long as no Event of Default has occurred, funds that are deposited in the Lock Box will not be applied by Foothill to prepay Obligations under the Term Loan that are not at the time due and payable. After the occurrence of an Event of Default, all funds that are deposited in the Lock Box may be applied by Foothill to provisionally reduce any and all Obligations."

     2.12. Financial Covenants. Section 6.13 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "6.13 Interest Coverage Ratio. Borrower shall maintain a ratio of: (a) EBITDA, divided by (b) interest expense for such quarter of at least the "Stipulated Ratio," measured on a fiscal quarter-end basis. This ratio shall be measured initially for the quarter ending June 30, 1996. As used herein, the Stipulated Ratio shall mean one to one (1.0:1.0) for the quarter ended June 30, 1996 and one and one-tenth to one (1.1:1.0) for each quarter thereafter."

     2.13. Sale of MRV Communications, Inc. Stock. In connection with the sale of its Israeli subsidiary, Borrower received 54,665 unregistered shares (the "Shares") of common stock of MRV Communications, Inc., a Delaware corporation ("MRV"), whose shares are traded on the Nasdaq Stock Market. The Shares are presently held in escrow pursuant to an order issued in an Israeli receivership proceeding. MRV has filed with the Securities and Exchange Commission a registration statement which includes the Shares. Upon registration of the Shares, Borrower will sell the Shares at market price as soon as is reasonably practical. Borrower shall make arrangements in form and substance satisfactory to Foothill for the proceeds from the sale of the Shares (less related expenses and escrowed funds not to exceed $225,000 in the aggregate) to be paid directly to Foothill. The proceeds from the sale of the Shares will be applied to partially pay the outstanding principal balance of the Term Loan.

     3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof. Borrower hereby represents and warrants to Foothill that all information provided to Foothill in connection with the Sale Transaction and the MRV Shares is true and correct in all material respects and does not omit any facts necessary to make such information not misleading in any material respect.

     4. NO DEFAULTS. Borrower hereby affirms to Foothill that, except as set forth on Exhibit B attached hereto, no Event of Default has occurred and is continuing as of the date hereof. Foothill affirms to Borrower that, except as set forth on Exhibit B attached hereto, Foothill has no current actual knowledge that any Event of Default has occurred and is continuing as of the date hereof.

     5. CONSENT AND WAIVER. Foothill hereby: (a) consents to Borrower entering into the Sale Transaction, (b) consents to the sale of the MRV Shares in accordance with Section 2.13 above, and (c) waives the Event of Default (and the Default Rate of interest applicable pursuant to Section 2.5(b) of the Agreement) as a result of the matters disclosed on Exhibit B attached hereto in respect of periods prior to the date of this Amendment.

     6. CONDITIONS PRECEDENT. The effectiveness of this Amendment, including Foothill's consent and waiver in Section 5 above, is expressly conditioned upon the following:

     A. Foothill and Borrower will execute amendments to the Amended and Restated Term Note, the Deferred Funding Fee Note and the NWE Deferred Funding Fee Note in the forms attached hereto as Exhibit C: (a) extending the maturity date of such notes to November 30, 1998, and (b) reflecting the increases in the outstanding principal balance of the Amended and Restated Term Note and the Deferred Funding Fee Note in accordance with the terms of this Amendment.

     B. Concurrently with the execution of this Amendment, Borrower shall execute and issue to Foothill warrants to purchase one million (1,000,000) shares of Borrower's common stock in the form attached hereto as Exhibit D (the "Renewal Warrants"). Borrower also shall execute and deliver to Foothill a letter, in the form attached hereto as Exhibit D, confirming that the Exercise Price under the Funding Warrants and the Extend Warrants may be paid by the cancellation of indebtedness owed by the Borrower to the Warrantholders.

     C. The Sale Transaction shall have been consummated and Foothill shall have received the Sale Date Payment in accordance with Section 2.8 above by not later than on April 15, 1996.

     D. Receipt by Foothill of an executed copy of this Amendment.

     E. Receipt by Foothill of an opinion of Borrower's counsel in form and substance satisfactory to Foothill relating to this Amendment and the matters referred to herein.

In the event the foregoing conditions have not been fulfilled by April 15, 1996, this Amendment shall be null and void ab initio.

     7. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

     8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

     9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation


                                           By: [ILLEGIBLE]
                                           ------------------------------------

                                           Title:  Vice President
                                           ------------------------------------


                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

     Each of the undersigned affiliates of Porta Systems Corp. ("Porta") is aware of the terms of the above Amendment Number Three, and the prior Amendment Number Two and Amendment Number One, to Amended and Restated Loan and Security Agreement, dated as of November 28, 1994 (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) is and shall continue in full force and effect in favor of Foothill Capital Corporation
("Foothill"), including the obligations to guarantee the obligations of Porta owing to Foothill and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it in the Loan Agreement.


                                           ASTER CORPORATION


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           CPI HOLDING CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           CRITERION PLASTICS, INC.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           DISPLEX, INC.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

                                           MIROR TELEPHONY SOFTWARE, INC.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           PORTA FOREIGN SALES CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           PORTA SYSTEMS EXPORT CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           PORTA SYSTEMS INTERNATIONAL CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           PORTA SYSTEMS LEASING CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

                                           PORTA SYSTEMS OVERSEAS CORP.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           LERO INDUSTRIES LTD.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           PORTA SYSTEMS, LIMITED


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           VANDERHOFF BUSINESS SYSTEMS LTD.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------



                                           VANDERHOFF COMMUNICATIONS LTD.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

                                           PORTA SYSTEMS S.A. de C.V.


                                           By:
                                           ------------------------------------

                                           Name:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

                    Attachment to Third Amendment to Amended
         and Restated Loan and Security Agreement by and between Porta
                 Systems Corp. and Foothill Capital Corporation


                                   EXHIBIT "A"

                                 SUBJECT ASSETS

All of the Debtors' right, title and interest in and to the assets compromising the Debtors' fiber optics business (the "Business"), including, without limitation, all Acquired Assets that are being sold by the Debtors to Augat Inc. pursuant to an Asset Purchase Agreement dated as of March 6, 1996 (the "Agreement"), including, without limitation:

          (i)    Fixed Assets;
          (ii)   Inventory;
          (iii)  Intellectual Property;
          (iv)   Contracts;
          (v)    Claims; and
          (vi)   Permits

DEFINITIONS: For purposes of this Exhibit "A" the following additional definitions shall apply:

     (i) "Fixed Assets" means any and all fixed assets relating to the Business, including, without limitation, machinery, equipment, tools and tooling, furniture, fixtures, leasehold improvements and motor vehicles listed on Schedule l.l(a)(i) of the Agreement, as set forth on Schedule I attached hereto, and all rights of the Debtors to the possession or use of any equipment or assets owned by any governmental entity and any warranties relating to the foregoing, and such other fixed assets relating solely to the Business which are acquired by the Debtors prior to the date of closing (the "Closing Date") of the Agreement.

     (ii) "Inventory" means the Business's inventories of raw materials, work in process, finished goods, supplies, packaging materials, spare parts and similar items, wherever located, used solely in connection with the Business, including, without limitation, the Inventory listed on Schedule l.l(a)(ii) of the Agreement, as set forth on Schedule II attached hereto, except to the extent that they have not been sold prior to the Closing Date and all such Inventory acquired by the Business up to and including the Closing Date.

     (iii) "Intellectual Property" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility model, certificates of invention and design patents, patent applications, registrations and applications for registrations, which relate solely to the Business, including, without limitation, the patents listed on Schedule l.l(a)(iii) of the Agreement, as set forth on Schedule III attached hereto; (B) trademarks, service marks, tradedrafts, logos, tradenames and corporate names and registrations and applications for registration thereof, which relate to the Business, including, without limitation, the trademarks listed on Schedule l.l(a)(iii) of the Agreement, as set forth on Schedule III attached hereto; (C) copyrights and registrations and applications for registration thereof, which relate to the Business; (D) mask works and registrations and applications for registration thereof, which relate to the Business; (E) computer software, data and documentation, which relate to the Business, including, without limitation, the software and documentation listed on Schedule l.l(a)(iii) of the Agreement, as set forth on Schedule III attached hereto; (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, and confidential financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, which relate solely to the Business; (G) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); (H) all manufacturing and procedural manuals, advertising and promotional materials, studies, reports and other printed or written materials, which relate to the Business, and books, records, accounts, ledgers, files, documents, correspondence, lists, architectural drawings and specifications and employment records, which relate to the Business; and (I) copies and tangible embodiments of any and all of the foregoing.

     (iv) "Contracts" means all contracts, agreements and instruments (except accounts and notes receivable) relating to the Business, including, without limitation, the contracts, agreements and instruments listed on Schedule l.l(a)(iv) of the Agreement, as set forth on Schedule IV attached hereto.

     (v) "Claims" means all claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment relating to any of the items included among Fixed Assets, Inventory, Intellectual Property and Contracts.

     (vi) "Permits" means all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any foreign, federal, state or local governmental, regulatory or administrative authority or agency, court or arbitrational tribunal, which relate to the Business, including, without limitation, those permits listed on Schedule l.l(a)(vi) of the Agreement, as set forth on Schedule V attached hereto.

                    Attachment to Third Amendment to Amended
         and Restated Loan and Security Agreement by and between Porta
                System Corp. and Foothill Capital Corporation


                                   EXHIBIT "B"

                                EVENTS OF DEFAULT

     Events of Default have occurred and are continuing as of the date hereof with respect to the following (Section references relate to Sections of the Agreement):

     8.1 Borrower has failed to pay certain Obligations when due and payable.

     8.2(a) Borrower has failed or neglected to perform, keep, or observe the covenants set forth in the following Sections of the Agreement: (i) in violation of Section 7.1, Borrower has guaranteed certain indebtedness of Aster
Corporation and Aster Ireland Ltd. in favor of the Ireland Industrial Development Authority, the successor to Shannon Free Airport Development Company Limited; (ii) in violation of Section 7.2, Borrower is subject to a contract provision relating to prohibition against alienation of certain assets owned by Aster (Ireland) Limited acquired in connection with the Grant Aid Agreement among Shannon Free Airport Development Company Limited, Aster (Ireland) Limited and Aster Corporation dated as of January 6, 1989; (iii) Borrower is in violation of Section 6.13(a) through the date of the Amendment; (iv) Borrower is in violation of Section 6.13(b) through the date of the Amendment; (v) in violation of Section 7.6, Borrower has guaranteed certain indebtedness of Aster Corporation and Aster (Ireland) Ltd. in favor of the Ireland Industrial Development Authority; (vi) in violation of Section 7.7, Borrower has conducted an Exchange Offer, whereby Borrower has exchanged and is offering to exchange
(A) 97 shares of Borrower's common stock and (B) Borrower's Zero Coupon Senior Subordinated Convertible Notes due January 2, 1998 (the "Notes") ln the principal amount of $767.22 for each $1,000 stated principal amount of Borrower's 6% Convertible Subordinated Debentures due July 1, 2002 (the "Outstanding Debentures") and related accrued interest which has resulted in the exchange of approximately 80% of the Outstanding Debentures to date, and Borrower has extended the Exchange Offer until May 15, 1996 and may further extend the Exchange Offer; and (vii) in violation of Section 7.9, a Change of Control may occur as a result of the common stock issued in connection with the Exchange Offer or issuable upon conversion of the Notes.

     8.2(b) Borrower has failed or neglected to perform, keep, or observe the following terms, provisions, conditions, covenants, or agreements contained in
Section 6 of the Agreement in violation of Section 6.4, Borrower's auditors may make certain qualifications in the audit of Borrower's Financial Statements with respect to Borrower's continuation as a "going concern," illiquidity or

                    Attachment to Third Amendment to Amended
         and Restated Loan and Security Agreement by and between Porta
                System Corp. and Foothill Capital Corporation

financial condition and ongoing losses, and losses are expected to continue at least through the date of the Amendment, which losses in the fourth quarter of l995 may significantly exceed the per quarter losses for the first three quarters of l995.

     8.3 Borrower is in violation of Section 8.3 on account of ongoing losses, which losses are referenced in Borrower's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1995 and which are expected to continue at least through the date of the Amendment.

     8.10 In violation of Section 8.10, Borrower has failed to pay interest due and payable on the outstanding Debentures, which may result in the acceleration of the amounts due in respect of the remaining outstanding Debentures.

                  AMENDMENT NUMBER ONE TO AMENDED AND RESTATED
                             SECURED PROMISSORY NOTE

     This Amendment Number One to Amended and Restated Secured Promissory Note ("Amendment") is entered into as of March 12, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

     FACT ONE: Borrower has executed and delivered to Foothill that certain Amended and Restated Secured Promissory Note, dated February 13, 1995, in the original principal amount of $13,502,187.50 (the "Note").

     FACT TWO: Borrower and Foothill desire to amend the Note to increase the outstanding principal balance of the Note and to extend the maturity date of the Note as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Foothill hereby amend the Note as follows:

     1. The outstanding principal balance of the Note has increased by $_______________ from $13,502,187.50 to $_______________. Accordingly, all references in the Note to the sum of "$13,502,187.50" are hereby replaced with the sum of "_________________."

     2. Section 2 of the Note is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "2. Schedule of Payments

          Principal and interest under this Note shall be due and payable according to the following schedule: (a) interest shall be due and payable on the first day of each month commencing March 1, 1995 and continuing thereafter until this Note has been paid in full; (b) principal shall be due and payable on November 30, 1998."

     3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------




                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

         AMENDMENT NUMBER ONE TO DEFERRED FUNDING FEE NOTE

     This Amendment Number One to Deferred Funding Fee Note ("Amendment") is entered into as of March 12, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

     FACT ONE: Borrower has executed and delivered to Foothill that certain Deferred Funding Fee Note, dated November 28, 1994, in the original principal amount of $2,474,394.73 (the "Note").

     FACT TWO: Borrower and Foothill desire to amend the Note to increase the outstanding principal balance of the Note and to extend the maturity date of the Note as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Foothill hereby amend the Note as follows:

     1. The outstanding principal balance of the Note has increased by $310,000 from $2,474,394.73 to $2,784,394.73. Accordingly, all references in the Note to the sum of "$2,474,394.73" are hereby replaced with the sum of "$2,784,394.73."

     2. Section 2 of the Note is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "2. Schedule of Payments

          The outstanding principal balance of this Note shall be due in payable on November 30, 1998."

     3. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

              AMENDMENT NUMBER ONE TO NWE DEFERRED FUNDING FEE NOTE

     This Amendment Number One to NWE Deferred Funding Fee Note ("Amendment") is entered into as of March 12, 1996, by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

     FACT ONE: Borrower has executed and delivered to Foothill that certain NWE Deferred Funding Fee Note, dated February 13, 1995, in the original principal amount of $300,000 (the "Note").

     FACT TWO: Borrower and Foothill desire to amend the Note as provided for and on the conditions herein.

     NOW, THEREFORE, Borrower and Foothill hereby amend the Note as follows:

     1. Section 2 of the Note is hereby amended by deleting such Section in its entirety and replacing it with the following language:

          "2. Schedule of Payments

          The outstanding principal balance of this Note shall be due in payable on November 30, 1998."

     2. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                           FOOTHILL CAPITAL CORPORATION,
                                           a California corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------


                                           PORTA SYSTEMS CORP.,
                                           a Delaware corporation

                                           By:
                                           ------------------------------------

                                           Title:
                                           ------------------------------------

     THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                               PORTA SYSTEMS CORP.

                          ----------------------------
                            Void After March 11, 2001



     PORTA SYSTEMS CORP., a Delaware corporation (the "Company"), hereby certifies that, for value received the adequacy and receipt of which are hereby acknowledged, FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), or its registered assigns (collectively, the "Warrantholders"), is entitled, subject to the terms and conditions set forth in this Warrant (said Warrant and any warrants issued in exchange herefor or transfer or replacements hereof are collectively referred to as the "Warrants"), to purchase from the Company one million (1,000,000) fully paid and nonassessable shares of Common Stock of the Company, par value $.01 per share (the "Common Stock," which term is further defined in Paragraph 4(i) hereof) in whole or in part, at any time or from time to time until 5 p.m. California local time on March 11, 2001 ("Exercise Period") at a purchase price of One Dollar ($1.00) per share (the "Exercise Price"), the number of such shares of Common Stock and the Exercise Price being subject to adjustment as provided herein.

     1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Warrantholders, in whole or in part (but not as to a fractional share of Common Stock), during the Exercise Period by the presentation and surrender of this Warrant with written notice of Warrantholders' election to purchase, at the principal executive office of the Company, or at such other address as the Company may designate by notice in writing to the Warrantholders at the address of such Warrantholders appearing on the books of the Company, and upon payment to the Company of the Exercise Price for such shares of Common Stock. The Company agrees that the shares so purchased (the "Warrant Shares") shall be deemed to have been issued to the Warrantholders as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered together with the aforementioned written notice of election to purchase, and payment for such Warrant Shares shall have been made as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholders within a reasonable time, not exceeding five (5) business days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Warrantholders within such time.

     2. Exercise Price. Warrant Shares shall be purchased at the Exercise Price set forth above, subject to adjustment as provided herein. Anything contained herein to the contrary notwithstanding, at the option of the Warrantholders, the Exercise Price may be paid in any one or a combination of the following forms:
(a) by wire transfer to the Company, (b) by certified or cashier's check to the order of the Company, and/or (c) by the cancellation of any indebtedness owed by the Company to the Warrantholders.

     3. Warrantholders Not Deemed Stockholders. The Warrantholders shall not be entitled to vote or receive dividends or be deemed the holders of Common Stock, nor shall anything contained herein be construed to confer upon the Warrantholders, as holders of Warrants, any of the rights of a stockholder of the Company or any right to vote upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends, except as otherwise provided herein, until this Warrant shall have been exercised and the Warrant Shares receivable upon the exercise hereof shall have become deliverable as provided in Paragraph 1 above.

     4. Adjustment of Number of Shares, Exercise Price and Nature of Securities Issuable Upon Exercise of Warrants.

     (a) Exercise Price: Adjustment of Number of Shares. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Warrantholders shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (b) Adjustment of Exercise Price Upon Issuance of Common Stock. If and whenever after the date hereof the Company shall issue or sell Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share less than the Current Market Price or the Exercise Price then in effect immediately prior to the issuance or sale of such shares, then the Exercise Price in effect immediately prior to such issuance or sale of such shares shall be reduced to a number which shall be calculated by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (2) the aggregate consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.01 per share or more.

     The provisions of this Paragraph 4(b) shall not apply to any Additional Shares of Common Stock which are (i) distributed to holders of Common Stock pursuant to a stock split for which an adjustment is provided for under Paragraph 4(f).

     As used in this Warrant, the following terms shall have the following meanings:

     "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or issuable by the Company after March 12, 1996 which have not previously been authorized for issuance prior to such date.

     "Fair Value" means the Fair Value of the appropriate security, property, assets, business or entity as determined in accordance with the following procedure: The Company and the holders of the Warrants and Warrant Shares, as applicable, shall use their best efforts to mutually agree to a determination of Fair Value within ten (10) days of the date of the event requiring that such a determination be made. If the Company and such holders are unable to reach agreement within said ten (10) day period, the Company shall within ten (10) days of the expiration of the ten (10) day period above referred to retain an independent nationally recognized investment banking or appraisal firm approved by a majority of the holders of Warrants and Warrant Shares (which appraisal firm shall not be the investment banking firm regularly retained by the Company or any of such holders). Such firm shall determine (within thirty (30) days of their being retained) the Fair Value of the security, property, assets, business or entity, as the case may be, in question and deliver their opinion in writing to the Company and to such holders, which determination shall be conclusive and binding on the Company and such holders. The fees and expenses of any such determination made by any such independent investment banking or appraisal firm shall be paid by the Company.

     "Current Market Price" of a share of Common Stock or of any other security on any date specified herein means the average of the daily closing prices for the thirty (30) trading days before such date. The closing price for each day shall be (i) the last sale price of shares of Common Stock or such other security, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or (ii) if no shares of Common Stock or if no securities of the same class as such other security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, then in either case as reported by any member firm of the New York Stock Exchange selected by the Company.

     (c) Further Provisions for Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock and Convertible Securities. For purposes of Paragraph 4(b), the following provisions shall also be applicable:

     (i) In case at any time on or after the date hereof, the Company shall declare any dividend, or order any other distribution, upon any stock of the Company of any class, payable in Additional Shares of Common Stock or by the issuance of evidence of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock (all such indebtedness and securities are referred to as "Convertible Securities") then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price per share of Common Stock in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and (B) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event, treating as outstanding all shares of Common Stock issuable upon conversions or exchanges of such Convertible Securities.

     (ii) (A) In case at any time on or after the date hereof, the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof by (b) the maximum aggregate number of Additional Shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities for such minimum aggregate amount of additional consideration; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 4(b) hereof.

     (B) If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange upon the conversion or exchange thereof, the adjusted Exercise Price shall, upon any such increase becoming effective, be increased to such Exercise Price as would have been in effect had the adjustments made upon the issuance of such Convertible Securities been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such Convertible Securities,
(b) the issuance of all Common Stock, all Convertible Securities and all rights and options to purchase Common Stock issued after the issuance of such Convertible Securities, and (c) the Convertible Securities originally issued which at the time of such change are then still outstanding taking into account the new exercise price; provided, however, that any such increase or increases shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the Convertible Securities.

     (C) If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

     (iii) (A) In case at any time on or after the date hereof, the Company shall in any manner grant or issue any rights or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, whether or not such rights or options are immediately exercisable, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Additional Shares were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, by (b) the maximum number of Additional Shares of Common Stock of the Company issuable upon the exercise of all such rights or options for such minimum aggregate amount of additional consideration; and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 4(b) hereof.

     (B) If such rights or options shall by their terms provide for an increase or increases, with passage of time, in the amount of additional consideration payable to the Company upon the exercise thereof, the adjusted Exercise Price shall, upon any such increases becoming effective, be increased to such Exercise Price as would have been in effect had the adjustments made upon the issuance of such rights or options been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such rights or options, (b) the issuance of all Common Stock, all rights and options and all Convertible Securities issued after the issuance of such rights and options, and (c) the Convertible Securities originally issued which at the time of such change are still outstanding taking into account the new exercise price; provided, however, that any such increase or increases in the Exercise Price shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the grant of such rights or options.

     (C) If any such rights or options shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such rights or options been made on the basis that the only Additional Shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such rights or options.

     (iv) (A) In case at any time on or after the date hereof, the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exchange or conversion of such Convertible Securities if such rights or options were exercised, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the issuance of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Convertible Securities were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exchange or conversion of such Convertible Securities if the maximum number of Additional Shares were issued pursuant to such Convertible Securities for such minimum aggregate amount of additional consideration, by (b) the maximum aggregate number of Additional Shares of Common Stock issuable upon the exchange or conversion of the Convertible Securities for such minimum aggregate amount of additional consideration; and the issue or sale of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and thereby shall cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 4(b).

     (B) If such rights or options to subscribe for or otherwise acquire Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Company upon the exercise, exchange or conversion thereof, the adjusted Exercise Price shall, forthwith upon any such increase becoming effective, be increased to such Exercise Price as would have been in effect had the adjustments made upon the issuances of such rights or options been made upon the basis of (and the total consideration received therefor) (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exchange or conversion of such Convertible Securities (b) the issuances of all Common Stock and all rights, options and Convertible Securities issued after the issuance of such rights and options and (c) the Convertible Securities originally issued which at the time of such change are then still outstanding taking into account the new exercise price; provided, however, that any such increase or increases shall not exceed, in the aggregate, the amount of the original reduction of the Exercise Price attributable to the grant of such rights or options.

     (C) If any such rights, options or rights of conversion or exchange of such Convertible Securities shall expire without having been exercised, exchanged or converted, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment been made with respect to such rights, options or rights of conversion or exchange of such Convertible Securities on the basis that the only Additional Shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and exchange or conversion of such Convertible Securities and that they were issued or sold for the consideration actually received by the Company upon exercise of such rights and options and exchange or conversion of such Convertible Securities, plus the consideration, if any, actually received by the Company for the granting of such rights, options or Convertible Securities.

     (v) In any case where an adjustment has been made in the Exercise Price upon the issuance of Convertible Securities or any rights or options to purchase Convertible Securities or Additional Shares of Common Stock pursuant to this Paragraph 4(c), no further adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such rights or options.

     (vi) In case at any time on or after the issuance of this Warrant any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the Fair Value of such consideration. Whether or not the consideration so received is cash, the amount thereof shall be determined without deducting therefrom any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

     (vii) In case at any time the Company shall fix a record date of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or rights or options to purchase either thereof, or (b) to subscribe for or purchase Common Stock, Convertible Securities or rights or options to purchase either thereof, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed, pursuant to this Paragraph 4(c), to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be provided, however, that the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other securities of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and
(ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 6 provided, however, that the Company deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other securities and cash upon the occurrence of the event requiring such adjustment.

     (viii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Paragraph 4(c).

     (d) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Warrantholders shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of the Warrantholders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any consolidation, merger or sale of all or substantially all of the assets of the Company unless prior to or simultaneous with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or purchase of such assets shall assume, by written instrument executed and mailed or delivered to the Warrantholders, the obligation to deliver to such Warrantholders such cash (or cash equivalent), shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholders may be entitled to receive and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder; provided, however, in the case of any consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, at the election of each Warrantholder, in lieu of receiving such stock, securities or assets, such Warrantholder shall receive cash equal to the Fair Value of the Common Stock issuable upon exercise of the Warrant, less the Exercise Price payable upon exercise thereof.

     In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to purchase any Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets of such merged corporation as the Board of Directors of the Company shall in good faith determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be, and the Exercise Price shall be adjusted in accordance with this Paragraph 4(d).

     (e) Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company which are not adequately covered by the provisions of this Section 4, and which would materially and adversely affect the exercise rights of the Warrantholders under any provision of this Warrant, unless the adjustment necessary shall be agreed upon by the Company and the Warrantholders, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing, acceptable to the Warrantholders, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Paragraph 4, necessary with respect to the Exercise Price and the number of shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of the Warrantholders. Upon receipt of such opinion, such Board of Directors shall forthwith make the adjustments described therein.

     (f) Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

     (g) Dissolution, Liquidation and Wind-Up. In case the Company shall, at any time prior to the expiration of this Warrant and prior to the exercise thereof, dissolve, liquidate or wind up its affairs, the Warrantholders shall be entitled, upon the exercise of this Warrant, to receive, in lieu of the shares of Common Stock of the Company which such Warrantholders would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to such Warrantholders upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had such Warrantholders been the holders of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, the Warrantholders may, at each such Warrantholder's option, exercise the same without making payment of the Exercise Price, and in such case the Company shall, upon the distribution to said Warrantholders, consider that said Exercise Price has been paid in full to it and in making settlement to said Warrantholders, shall deduct from the amount payable to such Warrantholders an amount equal to such Exercise Price.

     (h) The Company's Chief Financial Officer Certificate. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company at its expense shall cause the Company, Chief Financial Officer, to compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock, rights, options or Convertible Securities issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

     (i) Definition of Common Stock. As used herein, the term "Common Stock" shall mean and include the Company's authorized common stock of any class or classes, and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and shall include any common stock of any class or classes resulting from any reclassification or reclassifications thereof.

     5. Special Agreements of the Company.

     (a) Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than taxes in respect to any transfer occurring contemporaneously with such issue). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the

Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price.

     (b) Avoidance of Certain Actions. The Company will not, by amendment of its Certificates of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of the Warrantholders against dilution or other impairment of their rights hereunder.

     (c) Securing Governmental Approvals. If any shares of Common Stock required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act of 1933, as amended (the "Securities Act")) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     (d) Listing on Securities Exchanges; Registration. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Securities Exchange Act of 1934 (the "Exchange Act")), the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares receivable upon the exercise of Warrants at the time outstanding and maintain the listing of Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company.

     (e) Communication to Shareholders. Any notice, document or other written communication given or made by the Company to all holders of Common Stock as such shall at the same time be provided to the Warrantholders.

     (f) Restrictions on Public Sale by the Company. The Company will not effect any public or private sale or distribution of its convertible debt or equity securities, including a sale pursuant to Regulation D under the Securities Act, during the five (5) day period prior to, and during the fifteen (15) day period beginning on, the closing date of each underwritten offering by the Company made pursuant to a registration statement filed pursuant to Paragraphs 10(b) or 10(c); and, except as may be required under agreements entered into by the Company prior to the date hereof, the Company shall cause each holder of its privately placed convertible debt or equity securities issued by it at any time on or after the date of this Warrant to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act.

     (g) Compliance with Law. The Company shall comply with all material applicable laws, rules and regulations of the United States and of all states, municipalities and agencies and of any other jurisdiction applicable to the Company, the violation of which would have a material adverse effect on the Company and its subsidiaries taken as a whole, and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

     6. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Price of one share of Common Stock.

     7. Notices of Stock Dividends, Subscriptions, Reclassifications, Consolidations, Mergers, etc. If at any time: (i) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or (ii) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or (iii) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall give to the Warrantholders at the addresses of such Warrantholders as shown on the books of the Company, at least twenty (20) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event and stating the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent) securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up. The failure to give the notice required by this Section 7 or any defect therein shall not affect the legality or validity of any such action or event, or the vote upon any such action.

     8. Registered Holder; Transfer of Warrants or Warrant Shares.

     (a) Maintenance of Registration Books; Ownership of this Warrant. The Company shall keep at its principal office a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration or transfer as provided in this Paragraph 8.

     (b) Exchange and Replacement. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to compliance with the provisions of Paragraphs 8 and 9, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security. This Warrant shall be promptly cancelled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Paragraph 8.

     (c) Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Section 4(2) of the Securities Act as not involving any public offering.

     Notwithstanding any provisions contained in this Warrant to the contrary, this Warrant and the Warrant Shares shall not be transferable except upon the conditions specified in Paragraphs 8 and 9, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of this Warrant or of such Warrant Shares.

     9. Restrictions on Transfer.

     (a) Each Warrant shall be stamped or otherwise imprinted with the legend set forth on the first page of this Warrant.

     (b) Each stock certificate representing Warrant Shares shall be stamped or otherwise imprinted with the following legend:

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MUST BE HELD INDEFINITELY UNLESS SUBSEQUENTLY REGISTERED UNDER SAID ACT AND LAWS OR DISPOSED OF PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

     (c) The Warrantholders agree that prior to any transfer of this Warrant each Warrantholder will give written notice to the Company of its intention to effect such a transfer, describing such intended transfer, and that such Warrantholder will not sell or transfer any or all of this Warrant without first delivering to the Company (i) an opinion of counsel for the Company or an opinion, reasonably satisfactory to counsel for the Company, of Buchalter, Nemer, Fields & Younger, A Professional Corporation, or other counsel skilled in securities matters (selected by such Warrantholder and reasonably satisfactory to the Company), to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act and in compliance with applicable state securities laws, or (ii) an interpretative letter from the Securities and Exchange Commission (the "Commission") to the effect that the proposed transfer may be made without registration under the Securities Act; and
(iii) an agreement by the transferee to be bound by the provisions of this Warrant, including, without limitation, this Section 9 relating to transfers, and restrictions on transfers, of the Warrants and Warrant Shares; provided, however, that the provisions of this Paragraph 9 shall not apply with respect to any Warrants as to which there is a registration statement in effect under the Securities Act at the time of the proposed transfer.

     10. Registration.

     (a) Registrable Stock. As used in this Paragraph 10, the term "Registrable Stock" shall mean all Warrant Shares acquired by the Warrantholders upon exercise of the Warrants. For purposes of this Paragraph 10, Warrant Shares shall include shares of Common Stock, whether or not such securities have in fact been issued, and stock or other securities of the Company issued upon conversion of, in a stock split or reclassification of, or a stock dividend or other distribution on, or in substitution or exchange for, or otherwise in connection with, such Warrant Shares or in a merger or consolidation involving the Company's assets. For the purpose of this Paragraph 10, a Warrantholder of record shall be treated as the record holder of the related Warrant Shares then issuable upon the conversion or exercise thereof. The only class of securities which the Company is obligated to register under this Paragraph 10 is Common Stock issuable upon exercise of the Warrants.

     (b) Required Registration. Whenever the Company shall receive a written request therefor from any holder or holders of at least forty percent (40%) of the shares of Registrable Stock, the Company shall promptly prepare and file a registration statement under the Securities Act covering the Registrable Stock which is the subject of such request and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company shall promptly give written notice to all holders of Registrable

Stock that such registration is to be effected. The Company shall include in such registration statement such Registrable Stock for which it has received written requests to register such shares by the holders thereof within thirty
(30) days after the effectiveness of the Company's written notice to such other holders. The Company shall be obligated to prepare, file and cause to become effective only two (2) registration statements pursuant to this Section (excluding therefrom any registration statement which is withdrawn prior to effectiveness or otherwise or abandoned at the request of the holders of a majority of the Registrable Stock sought to be registered in such registration statement, provided, however, that such holders have elected to pay and have paid to the Company in full the registration expenses theretofore incurred by the Company and otherwise payable by the Company pursuant to paragraph (e) of this Section 10). Except as hereinafter expressly provided or as provided in the agreements identified on Schedule A, without the written consent of the holders of a majority of the shares of Registrable Stock for which registration has been requested pursuant to this Paragraph, neither the Company nor any other holder of securities of the Company may include securities in such registration. If, in the good faith judgment of the managing underwriter, if any, of such public offering, the inclusion of all of the Registrable Stock covered by requests for registration pursuant to this Paragraph 10(b) would materially and adversely affect the successful marketing of a lesser amount of Registrable Stock, after giving priority to the shares of Registrable Stock over all other persons who may participate in such registration (except to the extent such priority would be inconsistent with or breach the agreements identified on Schedule A), the number of shares of Registrable Stock otherwise to be included in the underwritten public offering shall be reduced to the required level with the participation in such offering to be pro rata among the holders of Registrable Stock requesting such registration, based upon the number of shares of Registrable Stock owned by such holders; and those shares which are excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed ninety (90) days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The managing underwriter or underwriters of any underwritten public offering requested pursuant to this Paragraph 10(b) shall be selected by the Company. Notwithstanding anything to the contrary herein, the Company shall have the right, from time to time, by written notice to any holder of Registrable Stock who has made a registration demand pursuant to this Section 10 or had Registrable Stock included in an effective registration statement, as applicable, (i) to delay the filing of a registration statement pursuant to this
Section 10 or (ii) to request that any selling holder of Registrable Stock under an effective registration statement discontinue dispositions of Registrable Stock pursuant to the registration statement covering such Registrable Stock until further notice, in writing, from the Company (and each such selling holder hereby agrees to discontinue any distributions forthwith), if in the good faith judgment of the Company's Board of Directors it would be adverse to the Company for such registration statement to be filed, or for an effective registration statement to be amended (by incorporation by reference to other documents or otherwise) in order to continue to permit dispositions of Registrable Stock in compliance with applicable securities laws, because such filing or amendment would interfere with any bona fide financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its subsidiaries or would compel premature disclosure thereof or of any other significant corporate development; provided, however, that the Company shall not have the right to defer such filing or to require discontinuance of such dispositions of Registrable Stock for a period or periods exceeding 120 days in the aggregate in any one calendar year during which the registration rights provided in this Section 10 are in effect.

     (c) Incidental Registration. Each time the Company shall determine to file a registration statement under the Securities Act (other than on Form S-8 or Form S-4) in connection with the proposed offer and sale for money of any of its securities by it or, pursuant to registration rights granted after the date hereof, by any of its security holders the Company will give written notice of its determination to all holders of Registrable Stock. Upon the written request of a holder of any Registrable Stock, the Company will cause all such Registrable Stock, the holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered in accordance with the terms of the proposed offering. If the registration statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Paragraph 10(c) to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested to be registered would be reasonably likely to adversely affect the successful marketing of the other shares proposed to be offered, then the amount of the Registrable Stock to be included in the offering shall be reduced to such number of shares of Registrable Stock that, in the opinion of such underwriter or underwriters, can be sold without an adverse effect on the price, timing or distribution of the securities to be included, selected pro rata among the holders of Registrable Stock which have requested to be included in such registration, based on the fully diluted ownership of Registrable Stock of such holders.

     (d) Registration Procedures. If and whenever the Company is required by the provisions of Paragraph 10(b) or 10(c) to effect the registration of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

          (i) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for a period of not less than ninety (90) days or such shorter period necessary for the securities covered by such registration statement to be sold, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete;

          (ii) If the offering is to be underwritten, in whole or in part, enter into a written underwriting agreement on customary terms with the holders of the Registrable Stock participating in such offering and the underwriter in form and substance reasonably satisfactory to the managing underwriter of the public offering and the holders of a majority of the Registrable Stock participating in such offering;

          (iii) Furnish to the holders of securities participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities;

          (iv) Use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders and underwriters may reasonably request provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

          (v) Notify the holders participating in such registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (vi) Notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (vii) Prepare and file with the Commission, promptly upon the request of the holders holding a majority of the Registrable Stock, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such holders;

          (viii) Prepare and promptly file with the Commission, and promptly notify such holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ix) In case any of such holders or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

          (x) Advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

          (xi) If requested by the managing underwriter or underwriters or a holder of Registrable Stock being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Stock being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Stock, including information with respect to the Registrable Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Stock to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          (xii) Cooperate with the selling holders of Registrable Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold and not bearing any restrictive legends; and enable such Registrable Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (xiii) Prepare a prospectus supplement or post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (xiv) Enter into such customary agreements (including an underwriting agreement) and take all such other actions in connection therewith as the holders of a majority of the Registrable Stock being sold or the managing underwriter, if any, deem necessary in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (A) make such representations and warranties to the holders of such Registrable Stock and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

               (B) If an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Paragraph 10(f) hereof with respect to all parties to be indemnified pursuant to said Paragraph; and

               (C) The Company shall deliver such documents and certificates as may be requested by the holders of the majority of the Registrable Stock being sold and the managing underwriters, if any, to evidence compliance with the terms of this Paragraph 10(d) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (xv) Make available for inspection by a representative of the holders of the Registrable Stock to be included in the registration statement, any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the preparation of the registration statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order, in which event such persons shall provide the Company with prompt prior written notice of such requirement and shall cooperate with the Company so that the Company may seek a protective order or other appropriate remedy ("Protective Action") provided further, that if Foothill assigns this warrant and such assignee is determined in good faith by the Company to be a competitor of the Company, the Company shall not be required to provide any such confidential information to such assignee pursuant to this paragraph (xv). In the event the Company fails to seek Protective Action, or such Protective Action is not obtained, such persons shall exercise reasonable best efforts to obtain assurance that confidential treatment will be accorded those records, information or documents which they are required to disclose by such court or administrative order;

          (xvi) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders, earning statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Stock is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a registration statement;

          (xvii) Not file any amendment or supplement to such registration statement or prospectus to which a majority in interest of such holders has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) business days prior to the filing thereof; provided, however, that the failure of such holders or their counsel to review or object to any amendment or supplement to such registration statement or prospectus shall not affect the rights of such holders or any controlling person or persons thereof or any underwriter or underwriters therefor under Paragraph 10(f) hereof; and

          (xviii) At the request of any such holder (i) furnish to such holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) use its best effort to furnish to such holder letters in customary form dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters of the type customarily covered by such "cold comfort letters" as the underwriters may reasonably request, or, if the offering is not underwritten, as such requesting holder or holders may reasonably request.

     (e) Expenses of Registration. All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation:

          (i) All registration and filing fees (including those with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

          (ii) Subject to Section 2(d)(iv), fees and expenses of compliance with all securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Stock in determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Stock being sold may designate);

          (iii) Printing, messenger, telephone and delivery expenses;

          (iv) Fees and disbursements of counsel for the Company and for the sellers of the Registrable Stock as hereinafter provided;

          (v) Fees and disbursements of all independent certified public accountants of the Company (including the expenses of any special audit and "comfort" letters required by or incident to such performance);

          (vi) Fees and disbursements of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Stock or legal expenses of any person other than the Company and the selling holders); and

          (vii) Fees and expenses of other persons retained by the Company;

will be borne by the Company, regardless of whether the registration statement becomes effective, except as provided in paragraph (b) of this Section 10.

     The Company will, in any event, pay its internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

     In connection with the registration statement required hereunder, the Company will reimburse the holders of Registrable Stock being registered pursuant to the registration statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the holders of a majority of such Registrable Stock.

     (f) Indemnification.

     (i) The Company hereby agrees to indemnify each of the Warrantholders in connection with a registration of any of the securities purchased upon exercise of the Warrants against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or other document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to reimburse the Warrantholders (including officers and directors of the same and controlling persons) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by a Warrantholder on their behalf for use in such prospectus, or document (or related registration statement, notification or the like) or any amendment or supplement thereto.

     (ii) Each Warrantholder agrees to indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance relating to securities purchased pursuant to the Warrants (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this subparagraph (ii) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this subparagraph (ii) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to the Company by a Warrantholder or on its behalf for use in such prospectus, or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

     (iii) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at such Indemnifying Party's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 10(f) except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged solely as a result of the failure to give notice. Neither the Indemnifying Party nor the Indemnified Party, in the defense of any such claim or litigation, shall, except with the consent of the other, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnifying Party, whichever is the case, of a release from all liability in respect to such claim or litigation.

     (iv) If the indemnification provided for in this Paragraph 10(f) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrantholders agree that it would not be just and equitable if contributions pursuant to this Paragraph 10(f) were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Paragraph 10(f), in no event shall the amount contributed by any seller of Registrable Stock exceed the aggregate net offering proceeds received by such seller from the sale of Registrable Stock to which such contribution or indemnification claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     (v) The indemnification required by this Paragraph 10(f) shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

     (g) Reporting Requirements Under Exchange Act. The Company shall maintain the registration of its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act, or otherwise. The Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. The Company shall forthwith upon request furnish any holder of Registrable Stock (i) a written statement by the Company that it has complied with such reporting requirements, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Paragraph 10(g) is to enable any such holder to comply with the current public information requirement contained in paragraph
(c) of Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rules 144 or 144A, as such rules may be amended from time to time (or any other similar rule or regulation hereafter adopted by the Commission). In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the Commission).

     (h) Stockholder Information. The Company may require each holder of Registrable Stock as to which any registration is to be effected pursuant to this Paragraph 10 to furnish the Company such information with respect to such holder and the distribution of such Registrable Stock as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

     11. Representation and Warranties. The Company hereby represents and warrants to and covenants with each Warrantholder, and each holder of Warrant Shares that:

     (a) Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. As of the date hereof, the authorized capital of the Company consists of twenty million (20,000,000) shares of Common Stock and one million (1,000,000) shares of Preferred Stock. No unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of the Warrants, except as indicated on Schedule A hereto. As of the date hereof, the Company has not issued or agreed to issue any stock purchase rights or convertible securities other than the Warrants, except as indicated on Schedule A hereto, and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of Common Stock and Preferred Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

     (b) Authority. The Company has full corporate power and authority to execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

     (c) No Legal Bar. Neither the execution, delivery or performance of this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant will (a) conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate which violation would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or the Company's ability to complete the transactions contemplated hereby, (c) require any consent or authorization or filing with, or other act by or in respect of any governmental authority or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound the effect of which would have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (d) Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, the shares of Common Stock so issued will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

     12. Continuing Validity. A holder of Warrant Shares shall continue to be entitled to all rights to which a Warrantholder is entitled pursuant to the provisions of this Warrant except such rights as by their terms apply solely to a Warrantholder, notwithstanding the fact that this Warrant has been exercised or the period of exercisability has expired. The Company will, at the time of any exercise of this Warrant, upon the request of the holder of the Warrant Shares issued upon exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, the Company's continuing obligation to afford to such holder all rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

     13. Miscellaneous Provisions.

     (a) Governing Law and Venue. This Warrant shall be deemed to have been made in the State of California and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law. The parties agree that any action or proceeding arising in connection with this Warrant shall be tried and litigated in the state or federal courts located in the County of Los Angeles, State of California. The Warrantholders and the Company each waive the right to a trial by jury and any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with the preceding sentence. Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in Paragraph 13(b).

     (b) Notices. All notices hereunder shall be in writing and shall be deemed to have been given by courier or facsimile at the time received, or five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

      To the Company:         Porta Systems Corp.
                              575 Underhill Boulevard
                              Syosset, New York  11791
                              Attn:  Vicent F. Santulli
                                     Chief Executive Officer
                              Facsimile No.:  (516) 682-4640

      To the                  At the addresses of such holders as
      Warrantholders          they appear on the records of the
      or holder of            Company
      Warrant Shares

      With a copy to:         Buchalter, Nemer, Fields,
                                 & Younger
                              601 S. Figueroa Street, Ste. 2400
                              Los Angeles, California  90017-5704
                              Attn:  Robert C. Colton
                              Facsimile No.:  (213) 896-0400

provided, however, that any notice of change of address shall be effective only upon receipt.

     (c) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholders and the holders of Warrant Shares and the successors, assigns and transferees of the Company, the Warrantholders and the holders of Warrant Shares.

     (d) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

     (e) Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended, the Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

     (f) Severability. If any term of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

     (g) Headings. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers on this 12th day of March, 1996.


                                           PORTA SYSTEMS CORP.,
                                           a Delaware Corporation


                                           By
                                             --------------------------------
                                               Name:
                                                    -------------------------
                                                Title:
                                                    -------------------------





Attest:



- ----------------------------
Secretary


Accepted:

FOOTHILL CAPITAL CORPORATION


By
  --------------------------------
    Name:
         -------------------------
     Title:
         -------------------------

                                   SCHEDULE A


Warrant to Purchase Common Stock, dated November 28, 1994, as amended, issued to Foothill Capital Corporation.

                               Porta Systems Corp.
                               575 Underhill Blvd.
                               Syosset, N.Y. 11791


                                 March 12, 1996


Foothill Capital Corporation
11111 Santa Monica Blvd., Suite 1500
Los Angeles, California  90025-3333

      Re:  Amendment Number Two to Warrant

Gentlemen:

     Reference is made to that certain Warrant dated as of November 28, 1994, as amended by Amendment Number One to Warrant dated as of February 13, 1995, issued by Porta Systems Corp. to Foothill Capital Corporation (the "Warrant").

     This will confirm that Section 2 of the Warrant is hereby amended and supplemented by adding the following sentence at the end thereof:

          "Anything contained herein to the contrary notwithstanding, at the option of the Warrantholders, the Exercise Price may be paid in any one or a combination of the following forms: (a) by wire transfer to the Company, (b) by certified or cashier's check to the order of the Company, and/or (c) by the cancellation of any indebtedness owed by the Company to the Warrantholders."


                                                  Very truly yours,



                                                  PORTA SYSTEMS CORP.



                                                  -----------------------------

Accepted:

Foothill Capital Corporation


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